UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2014

SUMMIT HOTEL PROPERTIES, INC.
 (Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Effective May 28, 2014, Stuart J. Becker resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer of Summit Hotel Properties, Inc. (the “Company”).  Mr. Paul Ruiz has been appointed interim Chief Financial Officer until such time as a replacement Chief Financial Officer is appointed.

Effective May 28, 2014, Christopher R. Eng was appointed Senior Vice President and Chief Risk Officer in addition to his roles of General Counsel and Secretary of the Company.

2014 Executive Compensation Program

On May 28, 2014, the Compensation Committee of the Company’s Board of Directors (the “Board”)  approved the elements of the 2014 executive compensation program for the Company’s executive officers.  The key elements of the program are discussed below.

For the development of the 2014 program, the Compensation Committee retained FTI (“FTI”), as a consultant to the Compensation Committee.  FTI provided the Compensation Committee with advisory services only with respect to executive compensation, and worked with management only at the request and under the direction of the Compensation Committee.  FTI reviewed the compensation components for the prior year’s program and advised the Compensation Committee on the appropriateness of those components. The Compensation Committee’s approval of the 2014 program was based on various factors, including, among others, recommendations made by FTI.

Employment Agreements

The Company entered into new employment agreements, effective as of May 28, 2014, with Kerry W. Boekelheide, the Company’s Executive Chairman, Daniel P. Hansen, the Company’s President and Chief Executive Officer, Craig J. Aniszewski, the Company’s Executive Vice President and Chief Operating Officer and Christopher R. Eng, the Company’s Senior Vice President, General Counsel, Chief Risk Officer and Secretary.  The prior employment agreements with Mr. Boekelheide, Mr. Hansen, Mr. Aniszewski and the prior severance agreement with Mr. Eng expired pursuant to their terms in February 2014. The following is a summary of the material terms of the new employment agreements.

The employment agreements have a term of three years for Mr. Boekelheide and Mr. Hansen and one year for Mr. Aniszewski and Mr. Eng.  Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least thirty days’ notice of non-renewal.

The employment agreements for Messrs. Hansen, Aniszewski and Eng require each executive officer to devote substantially all of his business time to our affairs.  Mr. Boekelheide’s agreement requires him to devote sufficient amounts of his time, attention and efforts to the Company’s business, as the Board has determined that Mr. Boekelheide may, subject to certain Board approvals, pursue outside business interests that do not conflict with our business.

The employment agreements provide for:

●
an annual base salary of $436,000 for Mr. Boekelheide (during the first 12 months of the initial term of his employment agreement and thereafter his annual base salary will be determined by the Board or the Compensation Committee), $450,000 for Mr. Hansen, $350,000 for Mr. Aniszewski and $250,000 for Mr. Eng, which, in the case of Messrs. Hansen, Aniszewski and Eng, is subject to increase on an annual basis in the discretion of the Compensation Committee;

●
eligibility for an annual cash performance bonus based on the satisfaction of performance goals and other requirements established by the Compensation Committee, which state the amount that will be earned on account of achieving a “target” level of performance (as established by the Compensation Committee) will not be less than 125% of Mr. Boekelheide’s then current base salary, 150% of Mr. Hansen’s then current base salary, 75% of Mr. Aniszewski’s then current base salary and 55% of Mr. Eng’s then current base salary;

●	eligible to participate in our 2011 Equity Incentive Plan, as well as other incentive, savings and retirement plans applicable generally to our senior executives; and

●	participation in Company benefit plans, in which other executive level employees are eligible to participate.

The employment agreements provide that, in the event the executive’s employment with us ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

●
all outstanding options, shares of restricted stock and other equity awards granted to the executive will be vested and exercisable as of the termination date and outstanding options, stock appreciation rights and similar equity awards granted to the executive will remain exercisable until their stated expiration date as if the executive’s employment had not terminated;

●	the executive will be paid an amount equal to the product of the “severance multiple” (as defined below) and his then-current base salary;

●	the executive will be paid an amount equal to the product of the severance multiple and his then target annual bonus;

●	the executive will be paid a pro-rated bonus for the then-current fiscal year based on the annual bonus he earned for the fiscal year ended prior to his termination;

●	the executive will be reimbursed for premiums paid by the executive for COBRA coverage for the executive and his eligible dependents for twelve months following termination;

The “severance multiple” is three times for Mr. Boekelheide and Mr. Hansen and one and one-half times for Mr. Aniszewski and Mr. Eng.  The severance multiple is two times for Mr. Aniszewski and Mr. Eng in the event the executive’s employment with us ends on account of a termination without cause or a voluntary termination for good reason after a change in control or if the executive’s employment with us ends on account of a termination without cause within 90 days before a change in control.

The cash severance benefits will be paid in monthly installments over 36 months (in the case of Mr. Boekelheide and Mr. Hansen) or over 18 months (in the case of Mr. Aniszewski and Mr. Eng).  However, if a termination without cause or voluntary termination for good reason occurs within two years after a change in control, the cash severance benefits will be paid in two installments (if the executive is a “specified employee” under Section 409A of the Internal Revenue Code) or in a single lump sum (if the executive is not a “specified employee”).

The employment agreements do not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code.  Instead, the employment agreements provide that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability.  The parachute payments will not be reduced, however, if the executive will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).

Each employment agreement also provides that in the event the executive’s employment is terminated for any reason, including upon the executive’s death or disability, the executive is entitled to receive a standard termination benefit, which consists of the executive’s earned but unpaid compensation up to the termination date and any benefits due under the terms of the Company’s employee benefit plans.

The employment agreements also contain standard confidentiality, non-competition, non-solicitation and non-disparagement covenants. These covenants are subject to certain exceptions, including an exception that would permit Mr. Boekelheide to pursue outside business interests that do not conflict with the Company's business if such outside business pursuits have been approved in advance by the Board.

Pursuant to the terms of the employment agreements, the executives have acknowledged and agreed that any incentive compensation, whether payable in cash or equity (but excluding amounts that vest or become payable solely on account of continued employment or service) that is payable under the employment agreements or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any “clawback” policy that the Company adopts in the future, provided such policy is in effect on the date such incentive compensation or benefit was paid.

2014 Annual Base Salary.

For 2014, the base salaries to be paid to the Company’s executive officers are as follows and are made retroactive to April 1, 2014:

●	Mr. Boekelheide will be paid $436,000 (an increase of approximately 9% compared to the prior year);

●	Mr. Hansen will be paid $450,000 (an increase of approximately 12.5% compared to the prior year);

●	Mr. Aniszewski will be paid $350,000 (an increase of approximately 7.7%% compared to the prior year);

●	Mr. Eng will be paid $250,000 (an increase of approximately 51.5% compared to the prior year).

2014 Incentive Awards.

The Compensation Committee approved incentive awards that provide the executive officers an opportunity to earn additional cash compensation based on the achievement of a company-specific performance goals and the executive’s achievement of individual-specific performance goals.  As more fully described below, incentive awards that are earned will be settled in cash on or before March 15, 2015.  On May 28, 2014, the Company entered into incentive award agreements with each of the executive officers setting forth the terms and conditions of the incentive awards.

Under the incentive award agreements, the executives will be entitled to cash payments based on the extent to which the Company and the executives achieve Company-specific and individual-specific performance objectives.  The Compensation Committee will evaluate performance and the incentive award will be earned based on the Company achieving threshold, target and maximum levels of AFFO per share for 2014, the Company achieving threshold, target and maximum same store RevPAR growth budgeted for 2014 and the Company achieving certain acquisition goals and based on the executive officer achieving certain individual-specific performance objectives.

The Compensation Committee has determined that the overall incentive award for each executive officer in 2014 will be based on corporate performance as measured in accordance with the following table:

Corporate Measure	Weight	Threshold	Target	Maximum
Budgeted AFFO	60%	93% of budgeted AFFO per share	100% of budgeted AFFO per share	107% of budgeted AFFO per share
RevPAR Growth	30%	4% RevPAR growth for our same store hotels	5% RevPAR growth for our same store hotels	6% RevPAR growth for our same store hotels
Acquisitions	10%	$150,000,000 in hotel acquisitions	$175,000,000 in hotel acquisitions	$200,000,000 in hotel acquisitions

For purposes of the AFFO component, AFFO will be calculated as our net income or loss as set forth in our audited consolidated financial statements for the year ending December 31, 2014, excluding gains (or losses) from sales of property, plus depreciation and amortization (including amortization of deferred financing costs and amortization of franchise royalty fees), as further adjusted to exclude hotel transaction and pursuit costs and such other items, including nonrecurring expenses, as the Compensation Committee determines is appropriate and consistent with the purpose and intent of the incentive awards.  The RevPAR growth component will be calculated as a year over year comparison of RevPAR growth for our same store hotels (hotels owned for the entire year ended December 31, 2013 and the entire year ending December 31, 2014, excluding assets held for sale).  For purposes of the acquisition component, it will be calculated as the total combined gross purchase price of hotels acquired in 2014.

If any transactions occur, the impact of the transactions on actual 2014 AFFO per share will be evaluated by the Compensation Committee and, in the Compensation Committee’s discretion, an appropriate adjustment may be made to the threshold, target and maximum levels of AFFO per share to give effect to the impact of the transactions.  No amount will be paid under the AFFO, RevPAR growth and acquisition components if the threshold level of performance is not achieved.

The following table depicts the potential payout under the AFFO component that each executive may earn, measured as a percentage of the executive’s 2014 base salary which will be multiplied by the AFFO component weighting factor (60%), and assumes achievement by the Company of the AFFO component at the threshold, target and maximum levels:

	Threshold (93% of budgeted AFFO per share)		Target (100% of budgeted AFFO per share)		Maximum (107% of budgeted AFFO per share)
Kerry W. Boekelheide	75%	$196,200	125%	$327,000	175%	$457,800
Daniel P. Hansen	100%	$270,000	150%	$360,000	200%	$540,000
Craig J. Aniszewski	50%	$105,000	75%	$157,500	100%	$210,000
Christopher R. Eng	35%	$52,500	55%	$82,500	75%	$112,500

No additional amounts will be paid under the AFFO component of the incentive award if the Company’s actual 2014 AFFO per share is greater than 107% of the budgeted amount.

The executive officers will earn the target payout under the RevPAR growth component if the Company’s actual 2014 RevPAR growth for its same store hotels is at least 5%.  Threshold performance will be achieved if the Company’s actual 2014 RevPAR growth for its same store hotels is at least 4% and maximum performance will be achieved if the Company’s actual 2014 RevPAR growth for its same store hotels is at least 6%.

The following table depicts the potential payout under the RevPAR growth component that each executive may earn, measured as a percentage of the executive’s base salary which will be multiplied by the RevPAR growth component weighting factor (30%), and assumes achievement by the Company of the RevPAR Growth component at the threshold, target and maximum levels:

	Threshold 4% RevPAR growth		Target 5% RevPAR growth		Maximum 6% RevPAR growth
Kerry W. Boekelheide	75%	$98,100	125%	$163,500	175%	$228,900
Daniel P. Hansen	100%	$135,000	150%	$202,500	200%	$270,000
Craig J. Aniszewski	50%	$52,500	75%	$78,750	100%	$105,000
Christopher R. Eng	35%	$26,250	55%	$41,250	75%	$56,250

No additional amounts will be paid under the RevPAR growth component of the incentive award if the Company’s actual 2014 RevPAR growth for its same store hotels is greater than 6%.

The executive officers will earn the target payout under the acquisition component if the total combined gross purchase price of the Company’s 2014 hotel acquisitions is at least $175,000,000.  Threshold performance will be achieved if the total combined gross purchase price of the Company’s 2014 hotel acquisitions is at least $150,000,000 and maximum performance will be achieved if the total combined gross purchase price of the Company’s 2014 hotel acquisitions is at least $200,000,000.

The following table depicts the potential payout under the Acquisitions component that each executive may earn, measured as a percentage of the executive’s base salary multiplied by the acquisition component weighting factor (10%), and assumes achievement by the Company of the Acquisitions component at the threshold, target and maximum levels:

	Threshold $150,000,000		Target 175,000,000		Maximum 200,000,000
Kerry W. Boekelheide	75%	$32,700	125%	$54,500	175%	$76,300
Daniel P. Hansen	100%	$45,000	150%	$67,500	200%	$90,000
Craig J. Aniszewski	50%	$17,500	75%	$26,250	100%	$35,000
Christopher R. Eng	35%	$8,750	55%	$13,750	75%	$18,750

In addition to the above-mentioned components, the Compensation Committee has determined that each executive officer will have the opportunity to earn a cash payment based on the executive’s individual performance during 2014, with the maximum amount of the cash payment that may be earned under the individual performance component of the incentive award to be equal to 25% of each executive’s target incentive award under the AFFO, RevPAR growth and acquisition components as indicated in the tables above.  The amount, if any, earned under the individual performance component will be determined by the Compensation Committee, in its sole discretion, based on the Compensation Committee’s evaluation and assessment of the individual’s contributions to the Company during 2014.

In determining whether the individual performance component has been earned, the Compensation Committee will not rely on any one particular objective or formula in determining appropriate short-term incentives, but rather on what the Compensation Committee considers to be value-added quantitative and qualitative goals in furtherance of the Company’s compensation principles.  No executive officer is guaranteed an award under the individual performance component and, if performance is unsatisfactory, no amounts will be paid under the individual performance component.

Except as discussed below, in order to receive payment under the AFFO, RevPAR growth and acquisition components or the individual performance component, an executive officer must be employed by the Company on the date payment is made.  The executive officers will be entitled to receive (i) the pro rata amount of the AFFO, RevPAR growth and acquisition components, if any, and (ii) the amount, if any, of the individual performance component the Compensation Committee may determine is earned if the executive’s employment with the Company terminates or is terminated before December 31, 2014 on account of death or disability or on account of a termination without cause or a voluntary termination for good reason.

In addition, no payment will be made under any component of the incentive award until the Compensation Committee determines the amount that has been earned.  Any amount determined by the Compensation Committee to be payable under the incentive award will be paid as soon as practicable after the Compensation Committee’s determination of the amount to be paid.  The Compensation Committee will make the determination, and the payment, if any, will be made, on or before March 15, 2015.  Any amount payable under the incentive awards will be paid in a single cash payment, which will be reduced by applicable income and employment tax withholdings.

2014 Equity Incentives: Time-Based Stock Awards.

The Compensation Committee approved time-based stock awards under the Company’s 2011 Equity Incentive Plan as follows:

●
Mr. Boekelheide, 23,659 shares (the number of shares awarded was determined by dividing $225,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51);

●
Mr. Hansen, 57,834 shares (the number of shares awarded was determined by dividing $550,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51);

●
Mr. Aniszewski, 16,824 shares (the number of shares awarded was determined by dividing $160,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51); and

●
Mr. Eng, 5,258 shares (the number of shares awarded was determined by dividing $50,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51).

The shares covered by the time-based stock awards were granted to the executive officers on May 28, 2014.  The Company has entered into stock award agreements with the executive officers, effective as of the grant date, setting forth the terms and conditions of the time-based stock awards.  The stock award agreements will provide for vesting over a three year period as follows: 25% of the shares covered by award vest on May 27, 2015; 25% of the shares covered by the award vest on May 27, 2016; and 50% of the shares covered by the time-based stock award vest on May 27, 2017.

Except as described below, no shares of common stock covered by a time-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the applicable vesting date.  However, all of the shares of common stock covered by a time-based stock award (if not sooner vested) will vest on a “control change date” (as defined in the 2011 Equity Incentive Plan) if the executive remains in the continuous employ of the Company from the date of grant until the control change date.  In addition, all of the shares of common stock covered by a time-based stock award (if not sooner vested), will vest on the date that the executive’s employment with the Company ends on account of the executive’s death or disability or if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Any shares of common stock covered by a time-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive’s employment with the Company terminates.  On and after the date of grant and prior to forfeiture of any shares covered by a time-based stock award, the executive will have the right to vote the shares of common stock covered by a time-based stock award and to receive, free of all restrictions, all dividends declared and paid on the Company’s common stock, whether or not vested.

2014 Equity Incentives: Performance-Based Stock Awards.

In addition, the Compensation Committee approved performance-based stock awards under the Company’s 2011 Plan as follows:

●
Mr. Boekelheide, 42,061 shares (the number of shares awarded was determined by dividing $400,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51);

●
Mr. Hansen, 86,751 shares (the number of shares awarded was determined by dividing $825,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51);

●
Mr. Aniszewski, 25,237 shares (the number of shares awarded was determined by dividing $240,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51);and

●
Mr. Eng, 7,886 shares (the number of shares awarded was determined by dividing $75,000 (the fixed dollar amount of the award approved by the Compensation Committee) by the VWAP of our common stock for the ten days preceding the grant date, or $9.51);

The shares of common stock covered by the performance-based stock awards were granted to the named executive officers on May 28, 2014.  The Company has entered into stock award agreements with the executive officers, effective as of the grant date, setting forth the terms and conditions of the performance-based stock awards.  The stock award agreements provide for vesting based on the attainment of certain performance goals.  Pursuant to each stock award agreement:

●
one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2015 if the Company’s TSR for the one-year period commencing January 1, 2014 and ending December 31, 2014 equals or exceeds the return for the Index for the comparable period;

●
one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2016 if the Company’s TSR for the one-year period commencing January 1, 2015 and ending December 31, 2015 equals or exceeds the return for the Index for the comparable period;

●
one-third of the shares of common stock covered by a performance-based stock award will vest on January 1, 2017 if the Company’s TSR for the one-year period commencing January 1, 2016 and ending December 31, 2016 equals or exceeds the return for the Index for the comparable period;

●
two-thirds of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2017 if the Company’s two-year cumulative TSR for the two-year period commencing January 1, 2014 and ending December 31, 2016 equals or exceeds the total return for the Index for the comparable period;

●
all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on January 1, 2017 if the Company’s three-year cumulative TSR for the three-year period commencing January 1, 2014 and ending December 31, 2016 equals or exceeds the total return for the Index for the comparable period;

●
in the event of a Change in Control (as defined in the 2011 Equity Incentive Plan), all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the control change date if the Company’s TSR (based on the change in control price) for the period that begins on January 1st of the year in which the control change date occurs and ends on the control change date equals or exceeds the total return for the comparable period; and

●
all of the shares of common stock covered by a performance-based stock award (reduced by the number of shares that have already vested) will vest on the date that the executive’s employment is terminated on account of the executive’s death, disability, termination without cause or voluntary termination for good reason.

If the total return for the Index and the Company’s TSR or Change in Control TSR are both negative for any performance measurement period, the shares of common stock covered by the performance-based stock award and subject to vesting for such performance measurement period will vest if the Company’s negative TSR or the Company’s negative Change in Control TSR, as applicable, is less than the Index’s negative total return.

For purposes of the performance-based stock awards, the Company’s TSR will be calculated on the same basis and use the same methodology used by SNL Financial LC to calculate the total return for the Index.  No shares of common stock covered by a performance-based stock award will vest unless the Compensation Committee determines that the applicable performance condition has been satisfied.

No shares of common stock covered by a performance-based stock award will vest unless the executive remains in the continuous employ of the Company from the date of grant until the date the shares vest as described above.

Any shares of common stock covered by a performance-based stock award that have not vested as described above may not be transferred and will be forfeited on the date the executive’s employment with the Company terminates.  All shares of common stock covered by a performance-based stock award that have not vested on or before January 1, 2017, in accordance with the terms of the stock award agreement, will be forfeited.

On and after the date of grant and prior to forfeiture of any shares of common stock covered by a performance-based stock award, the executive will have the right to vote the shares.  However, prior to vesting, any cash dividends on the non-vested shares will be accumulated but will not be paid to the executive during the applicable performance period.  Any accumulated and unpaid cash dividends on the shares of common stock covered by a performance-based stock award will be paid to the executive on the date the shares have vested in accordance with the stock award agreement. Any additional shares of common stock distributed as a dividend on the shares of common stock covered by a performance-based stock award will be subject to the same vesting conditions and transferability restrictions as the shares of common stock covered by the performance-based stock award and will be subject to risk of forfeiture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

By: /s/ Christopher R. Eng
Christopher R. Eng
Date: May 29, 2014	Senior Vice President, General Counsel, Chief Risk Officer and Secretary